Exhibit 99.2

Quantum Announces Equity Financing to Strengthen Balance Sheet and Support Growth

Quantum to Eliminate All Debt with Combination of Debt Payoff and Conversion

Three concurrent transactions improve liquidity, significantly strengthening the Company’s balance sheet and providing capital to invest in growth

CENTENNIAL, Colo. — June 2, 2026— Quantum Corporation (Nasdaq: QMCO) today announced three concurrent transactions that together are expected to significantly strengthen the Company’s balance sheet and provide capital for growth. First, the Company has entered into securities purchase agreements to sell shares of common stock in a private placement, which was led by funds managed by Two Seas Capital LP and Oaktree Capital Management, L.P., with participation from several other institutional investors, generating gross proceeds of $100.0 million. Second, the Company intends to repay all of its outstanding term debt with a portion of the proceeds of the private placement. Third, Dialectic Technology SPV LLC, as sole beneficial owner of the Company’s Senior Secured Convertible Notes, has agreed to voluntarily convert the entire outstanding principal amount of those Convertible Notes, together with all accrued and unpaid interest thereon, into shares of common stock. Together, these transactions are expected to significantly strengthen the Company’s balance sheet, eliminate its debt obligations, and provide growth capital to capitalize on increasing demand for cost-efficient, long-term data storage in AI and enterprise environments.

With respect to the private placement, the Company entered into securities purchase agreements dated June 1, 2026 to sell an aggregate of 10,615,712 shares of common stock at a price of $9.42 per share. The Company intends to use approximately $94.7 million of the net proceeds from the private placement to repay all of its existing term debt, and for working capital and general corporate purposes.

The private placement provides Quantum with greater financial flexibility to support ongoing operations and invest in growth initiatives. The Company also plans to commission a report by a third party technology consulting firm on the importance of magnetic tape to HPC data centers.

“This transaction represents a significant step forward for Quantum,” said Hugues Meyrath, CEO of Quantum Corporation. “We have meaningfully strengthened our balance sheet, eliminated our debt position, and brought in new capital to support the business. Following these actions and debt paydown, we expect to emerge with a positive net cash position and a sustainable capital structure. These transactions signal strong support and credible backing from institutional partners and provide a stronger financial foundation. With improved flexibility, we are better positioned to support our customers, invest in growth, and execute our strategy with a clearer path to long-term value creation, including profitable growth over time.”

“These transactions address historical balance sheet constraints and provide the flexibility needed to execute on the company’s growth opportunities,” said John Fichthorn, co-founder and managing partner of Dialectic Capital Management. “Given the significant de-risking these transactions represent and the substantial growth opportunities we see for Quantum, Dialectic has agreed to an early conversion of our Convertible Notes to equity. We believe Quantum is now much better positioned for the broader and growing market opportunity in data storage. With AI, the nature of data storage is changing and data storage requirements are evolving toward long-term, cost-efficient, and energy-aware solutions. Tape and complementary platforms have an increasing role to play. Quantum is well positioned to benefit from that shift.”

In order to facilitate the equity financing transaction, Dialectic, as sole beneficial owner of the Convertible Notes issued under the Indenture dated December 18, 2025, agreed to voluntarily convert the Convertible Notes into common stock of the Company. Pursuant to a conversion agreement dated June 1, 2026, Dialectic will convert the entire principal amount of the Convertible Notes, together with all accrued and unpaid interest thereon, into shares of common stock concurrently with the closing of the equity financing transaction. As consideration for Dialectic’s agreement to voluntarily convert its Convertible Notes, the Company agreed to issue additional shares of common stock by converting an amount equal to the present value of nominal PIK interest that would accrue on the Convertible Notes from the closing date of the proposed transactions to the maturity date of the Convertible Notes, assuming the Convertible Notes had remained outstanding until the end of the stated term, discounted at a rate of 11%, plus the amount of deferred cash interest owed to Dialectic, applying the same conversion price under the Convertible Notes of $5.194 per share. It is anticipated that an aggregate of 14,104,620 shares of common stock will be issued to Dialectic as a result of the conversion of the Convertible Notes and the agreed upon consideration described above. As additional consideration for Dialectic’s agreement to convert the Convertible Notes, the Company will issue to Dialectic at closing a warrant to purchase up to 105,911 shares of common stock at an exercise price of $5.194 per share (which is equal to the conversion price of the Convertible Notes in effect following the reset period ended March 31, 2026).

In connection with the transactions, certain investors in the private placement and Dialectic entered into a right of first refusal agreement with the Company which provides such investors and Dialectic with a right of first refusal with respect to new issuance and sales of the Company’s equity securities until the earlier of six months from the date of the right of first refusal agreement and completion of the Company’s next equity financing transaction.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the Securities Act), or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from such registration requirements. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission (the SEC) covering the resale of the shares of common stock sold in the private placement and certain shares issued to Dialectic in connection with the Convertible Notes conversion. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock, nor shall there be any sale of these common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the common stock under the resale registration statement will only be by means of a prospectus.

Transaction Advisors

Cantor acted as lead placement agent and Lake Street Capital Markets, LLC acted as placement agent for the Company in connection with the private placement. DLA Piper LLP (US) is serving as legal advisor to the placement agents. Pillsbury Winthrop Shaw Pittman LLP is serving as legal advisor to the Company. Willkie Farr & Gallagher LLP is serving as legal advisor to Dialectic. Hogan Lovells US LLP is serving as legal advisor to the lenders under the Company’s existing term debt.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset—their data.

Quantum is listed on Nasdaq (QMCO). Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, but are not limited to: expected benefits of the transactions, including to the Company’s liquidity, financial position and future opportunities; the anticipated use of proceeds from the private placement; expectations with respect to the Company’s debt position following the paydown and Convertible Notes conversion; expectations with respect to the market in which the Company operates; expectations with respect to the number of shares that will be issued in connection with the private placement and certain shares issued to Dialectic in connection with the Convertible Notes conversion; the Company’s plans to commission a report regarding the importance of magnetic tape to HPC data centers; the terms and conditions related to the proposed transactions; and expectations with respect to the resale registration statement covering the shares of common stock sold in the private placement and certain shares issued to Dialectic in connection with the Convertible Notes conversion.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: estimates and assumptions related to the private placement and the Convertible Notes conversion, including anticipated benefits thereof; the risk that the conditions to the closing of the proposed transactions are not satisfied; the ability of each party to consummate the proposed transactions on a timely basis, or at all, or the failure of any of the proposed transactions to close for any reason; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K filed with the SEC on August 26, 2025, and any subsequent filings with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contact:

Shelton Group

Leanne K. Sievers | Brett L. Perry

E: sheltonir@sheltongroup.com